Exhibit 99.2

Internap Names George E. Kilguss III as CFO

Seasoned Financial Executive Brings Planning, Reporting, Systems, and Market Development Expertise to Enable Profitable Growth

ATLANTA--(BUSINESS WIRE)--Internap Network Services Corporation (NASDAQ:INAP), a global provider of end-to-end Internet business solutions, announced today the appointment of George E. Kilguss III as Internap’s Chief Financial Officer effective April 7, 2008.

“I am pleased to welcome George Kilguss as Internap’s CFO,” said James P. DeBlasio, Chief Executive Officer at Internap. “George’s skills and experience as a seasoned CFO with publicly traded, high-growth technology companies, combined with his hands-on knowledge of the financial markets, will help drive Internap's expansion into new areas. George has significant and relevant sector expertise, specifically in telecommunications and wireless that will be beneficial to our growth."

Mr. Kilguss has significant financial management, operations, and development experience in publicly traded and privately held technology companies as well as the investment banking sector. Most recently, he served as the Chief Financial Officer of Towerstream Corporation (NASDAQ:TWER), which delivers high speed wireless internet access to businesses in major metropolitan markets using WiMAX microwave access. While at Towerstream, Kilguss orchestrated the company’s initial public offering, was integral to the development and execution of the strategic plan, and raised the necessary capital to enable the company to enter eight new markets with an enhanced product line and a new distribution model.

Prior to his tenure at Towerstream, Mr. Kilguss was the Chief Financial Officer of Stratos Global Corporation in Toronto, Ontario providing remote communications products including mobile and fixed satellite and microwave services to over 20,000 customers worldwide (www.stratosglobal.com). There, he was instrumental in the development of the plan to pursue a consolidation strategy in the remote communications market and spearheaded the company’s acquisition initiatives. As a result of these efforts, the company completed seven transactions over four years that grew revenues from $3 million to $300 million and drove an increase in market capitalization from $39 million to over $700 million.

Mr. Kilguss also has had hands-on experience with capital markets and a wide variety of merger and acquisition activities across industries. As a partner at Riparian Partners and a Vice President at Fleet Financial Group’s Investment Bank, he was active in all aspects of investment banking including valuations, mergers and acquisitions, private placements, and debt structuring.

Commenting on his appointment, Mr. Kilguss said, “I appreciate the confidence placed in me by Jim DeBlasio and I am excited to be joining the Internap team. Working together, we will drive the operational efficiency, management systems and product innovation to expand our existing customer relationships and grow into new markets.”

Mr. Kilguss holds an MBA in finance and accounting from the University of Chicago’s Graduate School of Business in Chicago, Illinois and a BS in economics and finance from the University of Hartford in West Hartford, Connecticut.

About Internap

Internap is a leading Internet solutions company that provides The Ultimate Online Experience™ by managing, delivering and distributing applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed Internet services, a content delivery network (CDN) and content monetization services, Internap frees its customers to innovate their business and create new revenue opportunities. More than 3,500 companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap “Safe Harbor” Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the performance of our products, business strategy, projected levels of growth and projected costs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, products, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact:
Internap press contact:
Katie Eakins/Patrick Wallace
619-677-2700
internap@lewispr.com
or
Internap investor contact:
Andrew McBath
404-865-7198
amcbath@internap.com